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EXHIBIT A


         Consent Agreement Pursuant to 17 C.F.R. Section 13d-1(f)(1)


  Each of the undersigned hereby consents and agrees to the filing on behalf of each of them of the foregoing joint statement on Schedule 13D pursuant to 17 C.F.R. 13d-1(f)(1) with respect to his/its beneficial ownership of the shares of the Issuer.


                                    FINANCIAL INSTITUTION PARTNERS, L.P.,
                                    by its General Partner, HOVDE CAPITAL, INC.

                                    By:   /s/ Steven D. Hovde
                                    Its:   Chairman and Chief Executive Officer


                                    HOVDE CAPITAL, INC.

                                    By:   /s/ Steven D. Hovde
                                    Its:   Chairman and Chief Executive Officer